Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-95966 and 333-87993) pertaining to the 1999 Share Incentive Plan of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 33-31630) of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 333-139950) of Acadia Realty Trust in the Registration Statement (Form S-3 No. 333-114785) of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 333-126712) of Acadia Realty Trust; and in the Registration Statement (Form S-8 No. 333-106758) pertaining to the 2003 Employee Share Incentive Plan of Acadia Realty Trust of our reports dated February 29, 2008, related to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting of Acadia Realty Trust included in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

New York, New York
February 29, 2008